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                                                                   Exhibit 10.17


                   SERIES D PREFERRED STOCK PURCHASE AGREEMENT


This Agreement dated as of November 4, 1999 is entered into between ArrowPoint Communications, Inc., a Delaware corporation (the "Company") and Louis Volpe (the "Purchaser").

In consideration of the mutual promises and covenants contained in this Agreement, and for other valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:

         1. PURCHASE OF SHARES. Subject to the terms and conditions of this Agreement, at the Closing (as defined below) the Company shall issue and sell to the Purchaser, and the Purchaser shall purchase from the Company, 100,000 shares (the "Shares") of Series D Convertible Preferred Stock, $0.01 par value per share (the "Series D Preferred Stock"), of the Company, at a purchase price of $10.20 per share.

         2. THE CLOSING. The closing ("Closing") of the sale and purchase of the Shares under this Agreement shall take place on the date a Certificate of Amendment to the Company's Certificate of Incorporation is filed, designating 100,000 additional shares of preferred stock as Series D Preferred Stock . At the Closing:

                  (a) the Company shall deliver to the Purchaser a certificate for the Shares, registered in the name of the Purchaser; and

                  (b) the Purchaser shall pay to the Company the purchase price for the Shares being purchased by the Purchaser, by wire transfer or check.

         3. REPRESENTATIONS OF THE COMPANY. The Company hereby represents and warrants to the Purchaser as follows:

                  3.1 ORGANIZATION AND STANDING. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has full corporate power and authority to conduct its business as presently conducted and as proposed to be conducted by it and to enter into and perform this Agreement and to carry out the transactions contemplated by this Agreement. The Company is duly qualified to do business as a foreign corporation and is in good standing in the Commonwealth of Massachusetts and in any other jurisdiction in which the failure to so qualify would have a material adverse effect on the operations or financial condition of the Company.

                  3.2 CAPITALIZATION. The authorized capital stock of the Company (immediately prior to the Closing) consists of (a) 25,000,000 shares of common stock, $0.001 par value per share (the "Common Stock"), of which 3,524,615 shares are issued and outstanding, 1,162,817 shares have been reserved for future issuance pursuant to the Company's 1997 Stock Incentive Plan, 5,750,000 shares have been reserved for issuance upon the conversion of the outstanding


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shares of Series A Convertible Preferred Stock ("Series A Preferred Stock"),
2,213,828 shares have been reserved for issuance upon conversion of the outstanding shares of Series B Convertible Preferred Stock ("Series B Preferred Stock"), 278,464 shares have been reserved for issuance upon conversion of the outstanding shares of Series C Convertible Preferred Stock ("Series C Preferred Stock") and 1,602,443 shares have been reserved for issuance upon conversion of the Series D Preferred Stock and (b) 12,500,000 shares of preferred stock, $0.01 par value per share, of which (i) 5,750,000 shares have been designated as Series A Preferred Stock, all of which are issued and outstanding, (ii) 2,213,828 shares have been designated as Series B Preferred Stock, all of which are issued and outstanding, (iii) 278,464 shares have been designated as Series C Preferred Stock, all of which are issued and outstanding, and (iv) 1,602,443 shares have been designated as Series D Preferred Stock, 1,502,443 of which are issued and outstanding. At the Closing, the Common Stock, the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock and the Series D Preferred Stock will have the voting powers, designations, preferences, rights and qualifications, and limitations or restrictions set forth in the Certificate of Incorporation, as amended by the Certificate of Amendment.

                  3.3 ISSUANCE OF SHARES. The issuance, sale and delivery of the Shares in accordance with this Agreement, and the issuance and delivery of the shares of Common Stock issuable upon conversion of the Shares, have been duly authorized by all necessary corporate action on the part of the Company, and all such shares have been duly reserved for issuance. The Shares when so issued, sold and delivered against payment therefor in accordance with the provisions of this Agreement, and the shares of Common Stock issuable upon conversion of the Shares, when issued upon such conversion, will be duly and validly issued, fully paid and non-assessable.

                  3.4 AUTHORITY FOR AGREEMENT. The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action. The execution of and performance of the transactions contemplated by this Agreement and compliance with their provisions by the Company will not violate any provision of law and will not conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute a default under, or require a consent or waiver under, its Certificate of Incorporation or By-laws (each as amended to date) or any indenture, lease, agreement or other instrument to which the Company is a party or by which it or any of its properties is bound, or any decree, judgment, order, statute, rule or regulation applicable to the Company. Based on the representations made by the Purchaser in Section 4 of this Agreement, the offer and sale of the Shares to the Purchaser pursuant to this Agreement will be in compliance with applicable federal and state securities laws.

         4. INVESTMENT REPRESENTATIONS. The Purchaser represents, warrants and covenants as follows:

                  (a) The Purchaser is purchasing the Shares for his own account for investment only, and not with a view to, or for sale in connection with, any distribution of the Shares in violation of the Securities Act of 1933 (the "Securities Act"), or any rule or regulation under the Securities Act.


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                  (b)      The Purchaser has had such opportunity as he has
deemed adequate to obtain from representatives of the Company such information as is necessary to permit him to evaluate the merits and risks of his investment in the Company.

                  (c) The Purchaser has sufficient experience in business, financial and investment matters to be able to evaluate the risks involved in the purchase of the Shares and to make an informed investment decision with respect to such purchase.

                  (d) The Purchaser can afford a complete loss of the value of the Shares and is able to bear the economic risk of holding such Shares for an indefinite period.

                  (e) The Purchaser understands that (i) the Shares have not been registered under the Securities Act and are "restricted securities" within the meaning of Rule 144 under the Securities Act, (ii) the Shares cannot be sold, transferred or otherwise disposed of unless they are subsequently registered under the Securities Act or an exemption from registration is then available; (iii) in any event, the exemption from registration under Rule 144 will not be available for at least one year and even then will not be available unless a public market then exists for the Common Stock, adequate information concerning the Company is then available to the public, and other terms and conditions of Rule 144 are complied with; and (iv) there is now no registration statement on file with the Securities and Exchange Commission with respect to any stock of the Company and the Company has no obligation or current intention to register the Shares under the Securities Act.

                  (f) A legend substantially in the following form will be placed on the certificate representing the Shares:

                           "The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be sold, transferred or otherwise disposed of in the absence of an effective registration statement under such Act or an opinion of counsel satisfactory to the corporation to the effect that such registration is not required."

         5.       TRANSFER OF SHARES.

                  5.1 RESTRICTED SHARES. "Restricted Shares" means (i) the Shares, (ii) the shares of Common Stock issued or issuable upon conversion of the Shares, and (iii) any other shares of capital stock of the Company issued in respect of such shares (as a result of stock splits, stock dividends, reclassifications, recapitalizations, or similar events); PROVIDED, HOWEVER, that shares of Common Stock which are Restricted Shares shall cease to be Restricted Shares (i) upon any sale pursuant to a registration statement under the Securities Act, Section 4(1) of the Securities Act or Rule 144 under the Securities Act, or (ii) at such time as they become eligible for sale under Rule 144(k) under the Securities Act.

                  5.2 REQUIREMENTS FOR TRANSFER. Restricted Shares shall not be sold or transferred unless either (i) they first shall have been registered under the Securities Act, or (ii) the Company first shall have been furnished with an opinion of legal counsel, reasonably


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satisfactory to the Company, to the effect that such sale or transfer is exempt from the registration requirements of the Securities Act.

                  5.3 RULE 144A INFORMATION. The Company shall, at all times during which it is neither subject to the reporting requirements of
Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), nor exempt from reporting pursuant to Rule 12g3-2(b) under the Exchange Act, upon the written request of the Purchaser, provide in writing to the Purchaser, and to any prospective transferee of any Restricted Shares of the Purchaser, the information concerning the Company described in Rule 144A(d)(4) under the Securities Act ("Rule 144A Information"). The Company also shall, upon the written request of the Purchaser, cooperate with and assist the Purchaser or any member of the National Association of Securities Dealers, Inc. PORTAL system in applying to designate and thereafter maintain the eligibility of the Restricted Shares for trading through PORTAL. The Company's obligations under this Section 5.4 shall at all times be contingent upon receipt from the prospective transferee of Restricted Shares of a written agreement to take all reasonable precautions to safeguard the Rule 144A Information from disclosure to anyone other than persons who will assist such transferee in evaluating the purchase of any Restricted Shares.

         6.       MISCELLANEOUS.

                  6.1 ENTIRE AGREEMENT. This Agreement embodies the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter.

                  6.2 AMENDMENTS AND WAIVERS. Except as otherwise expressly set forth in this Agreement, any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and the Purchaser. No waivers of or exceptions to any term, condition or provision of this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

                  6.3 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall be one and the same document.

                  6.4 SECTION HEADINGS. The section headings are for the convenience of the parties and in no way alter, modify, amend, limit, or restrict the contractual obligations of the parties.

                  6.5 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.



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         EXECUTED as of the date first written above.

                                                 ARROWPOINT COMMUNICATIONS, INC.


         By:
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                                             Chin-Cheng Wu
                                             President

         ---------------------------------------
                                             Louis Volpe





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